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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)  June 11, 1996


                           Raytel Medical Corporation
               (Exact name of registrant as specified in charter)


              Delaware                   0-27186               94-2787342
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     (State or other jurisdiction      (Commission           (IRS Employer
          of incorporation)            File Number)        Identification No.)


               2755 Campus Drive, Suite 200, San Mateo, CA  94403
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     (Address of principal executive offices)                         (Zip Code)


     Registrant's telephone number, including area code   (415) 349-0800
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          (Former name or former address, if changed since last report)







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ITEM 2.  ACQUISITION OR DEPOSITION OF ASSETS.

     (a) Pursuant to the Agreement for the Purchase and Sale of Assets dated May 28, 1996 (the "Agreement"), by and between the registrant, its wholly owned subsidiary, Raytel Cardiac Services, Inc., a Delaware corporation, and Cardio Data Services, Inc. ("CDS"), a Delaware corporation and wholly-owned subsidiary of UM Equity Corp., a Delaware corporation, the registrant acquired certain assets and assumed certain liabilities of CDS effective June 11, 1996 for a negotiated purchase price of approximately $14,000,000 (the "Purchase Price"). The Purchase Price was paid in cash from the registrant's available cash and short-term investments and a line of credit with Bank of Boston Connecticut and ING Capital. The entire Purchase Price was paid upon the closing of the transaction, subject to an adjustment in the Purchase Price for an increase or decrease in the amount of net assumed liabilities determined with reference to the closing statement to be prepared within 30 days after the closing.

     Before the acquisition, there was no material relationship between CDS and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

     (b) CDS is engaged in the business of clinical trans-telephonic pacemaker monitoring, cardiac event detection and Holter monitoring, and the registrant intends to continue such business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) It is impracticable to provide the audited financial statements of CDS for the periods required at the date of this report. The registrant intends to file such financial statements as soon as they become available and in any event not later than August 25, 1996.

     (b) It is impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X at the date of this report. The registrant intends to file such pro forma financial information as soon as it becomes available and in any event not later than August 25, 1996.


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     (c)  The following exhibits are attached and filed herewith:

          2.1(1)    Agreement for the Purchase and Sale of Assets dated May 28,
          1996 by and between the Registrant, Raytel Cardiac Services, Inc. and Cardio Data Services, Inc.

          2.2 Agreement and Covenant Not to Compete dated June 11, 1996 between the Registrant and UM Equity Corp.

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     (1)  Other exhibits to the Agreement not filed herewith are identified in the Agreement. The registrant will furnish supplementally any omitted exhibit to the Commission upon request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RAYTEL MEDICAL CORPORATION


Dated:  June 24, 1996              By:   E. PAYSON SMITH, JR.
                                      -----------------------------------
                                         E. Payson Smith, Jr.
                                         Senior Vice President, Chief Financial
                                         Officer and Secretary


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                                INDEX TO EXHIBITS


Exhibit                  Description
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   2.1         Agreement for the Purchase and Sale of Assets dated May 28, 1996 by and between the Registrant, Raytel Cardiac Services, Inc. and Cardio Data Services, Inc.

   2.2 Agreement and Covenant Not to Compete dated June 11, 1996 between the Registrant and UM Equity Corp.


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